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                                                                       Exhibit 8

                          WHITMAN BREED ABBOTT & MORGAN
                                 200 PARK AVENUE
                              NEW YORK, N.Y. 10166
                                  212-351-3000


                                          September 30, 1996

                       BENEDEK COMMUNICATIONS CORPORATION
                              OFFER TO EXCHANGE ITS
              13 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
               13 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006

Benedek Communications Corporation
308 West State Street
Rockford, Illinois 61101

                  Re: Certain Federal Income Tax Consequences
                      Relating to Exchange of 13.25% Senior
                      Subordinated Discount Notes Due 2006

Ladies and Gentlemen:

                  You have requested our opinion that the exchange of Benedek Communications Corporation's 13.25% Senior Subordinated Discount Notes due 2006, which have been registered under the Securities Act of 1933, as amended (the "Exchange Securities") for its 13.25% Senior Subordinated Discount Notes (the "Existing Notes "), as described in the Form S-4 Registration Statement, dated as of August 2, 1996 (the "Exchange") will not be a taxable exchange for Federal income tax purposes. In rendering this opinion, we have reviewed the Registration Statement and such other information provided by the Company and instruments and documents as we believed to be relevant.

                  In our opinion, the Exchange Securities received by a holder will be treated for Federal income tax purposes as a continuation of the Existing Notes in the hands of such holder.






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Benedek Communications               - 2 -                    September 30, 1996
Corporation


As a result, in our opinion there will be no Federal income tax consequences to holders exchanging Existing Notes for the Exchange Securities pursuant to the Exchange. Our opinion is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change (possibly with retroactive effect) and reinterpretation, and there can be no assurance the Internal Revenue Service will take a similar view.

                  It is understood that you intend to file this opinion as an exhibit to the Registration Statement and we hereby consent to this use and to the reference made to us in the Registration Statement.

                                               Very truly yours,

                                               /s/ Whitman Breed Abbott & Morgan


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